Exhibit 10.9

HIR HOLDINGS, LLC INVE STOR R ELATIONS CONSULTING AGREEMENT THIS CONSULTING AGRE E MENT ("Agreement") by and between Kisses from Ita l y, Inc . (OTC : KJTL) (hereinafter referre<I to as Che " Co mpany" or «KffL"), and HTR Hold i ngs, LLC (hereinafter refe,re d co as the "Consultant" or"HIRH ) . EXPLANATORY STATEMENT The Consultant aff ir ms 1 J,at it has successfully demonstrated financial and pub li c relatio n s C<>n s ult ing expertise, and po s sesses valuable knowle d ge, and experience in the areas of business finance an d corporate investor/pub I i c re l at i ons . 'I 'he Company believes tliat the Consult a nt's knowledge, expertise and experience wo u ld b enefit the Company, and t he Company desires to retain the Consu lta nt to perfonn consultingservices for the Company under th is Agreement . . . . ... - Pl'ogram Objectives : 11 te program i s designed to achieve these r esults thr ough numer o us activities as des cri bed below in Sections fl and ill : • Build a core messag i ng platform tha t properly positions KITL's long - t em1 value proposition to inv esrors; • Enhance/create investor focused content (investo r presentation . IR website, foetshc - ct etc . ) ; to focuson the strategic in i t i ativ es tha t the managemcnc team is im p lemen t ing which w ill d rive future growth ; • Expand awareness tofamily offices, he dge funds .. and individual investors to broaden KfrL's long - e t rm shareholder base, and increase in t ere s t from sophisticated,value dr i ven investors to meaningfully expand ow nershipover time ; • Achieve anappropr i ate va l ualion basedon p ee r gro up comparison a nd in - li ne with the financial ratios of compan ie s with similar financial mode l s. NOW, TH £ REFOR £ , in consideration of th eir mutual ag r eemen ts aod covena n L conta i ned h erei n, and for O th er valuable consideration , t he rece i pt and sufficiency of wh ich is hereby acknowledged, and in f u rther conside r a tion of thealuxat i on by the parti es of their respect i ve s i gna tu res below, the parties agree as follows : L CONSULTING SERVICF,S I . I HIRH agrees that for twelve ( 1 2 ) months, commencing o o May l 5 , 2020 , the Consu l tant will reasonably be avai l ab l e du . ring regular busine ss hours to adv i se , co unse l and i nfonn designated officers and employees of the Company about the various i ndustries and businesses in " 1 iich KJTL is engage d, financial markets and exchan ges, competitor .; , business acquisitions and oU,cr aspects of or concerning the Company's bus i nc, ; s about which HlRH has k n ow le dge orexpert i se .

1 . 2 HIRH shall render services to the Company as an i ndepen d ent c o n tr act or , and n ot as an employee . All serv ic es rendere d by H IRH on behalf of the Company s ha ll be performed to the best of HIRH's ability in concert w i lh the overa ll business pla, 1 of the Company an d th e goals ai 1 d o b ject iv es of the Co mp any's management and Boa rd of Di r ectors . Il . SCOPEOF SF, RVI C i .; S /PROGRAMS/ACTIVJ, : IES : HrRH will develop, i mp lem ent . and maintain anongo i ng stock market . su p portsys t emfo r KITL through a coordinated program of proactive outreach and non - dea l roa d show campaigns to expand awareness a mong all appropriate members of the investm ent comm u n i ty, including stoc kbrokers, analysts, ( m d m i cro - cap p o rtfolio/fund manage r s . The program will be pred ica ted on accw·ate, deliberale and direct di sclosure a nd i nformation flow from th e Com!)l!ny and dissemination to the appr opria te i ovestor aud i ences ; we will expand you r shareholder base bi marketing to tbe buy - s i de d i rec t ly as we ll as by mark eling LO L] 1 c c ll i dc a n d pu rsu i ng r esea r ch cove r age as appro p r i a t e . Key i nformation to be articu lated to the invest i ng public in c l ud es : • A better undersran i dngofrhe core growth opportun iti esand keyd r ivers fo r rhe end - market be i ng addressed - this will be a recast in g an d deve l opment of the i nvestment rh esis; • l'hc extent of th e Company ' s g r owthplans , capita l requireme n ts, and opera ting leverage; • Estab li shingand art i culati n g th e key operating, growth, and valuat i on me tr i cs that investors/ sha reholders s h ould focuson to judge future p crfonnance . Answeri ng t he quest i on, "w hyshou l d ao i nvestor i nvest in KJTL'?" Sha reho lder Communications On a regular basis H I RH will contact known key shareho l ders, research analys t s, and other prospective sources of cap ital markets supp ort and ga th er perception feedback for K ITL executive management on their viewsand expectations of results . val ation . and management's execution re lat ive to expecta i t ons . • . HIRH will open dialogue, expand a nd update a database of known an d potentia l sha r e h oldersand keep key i nvestors informe . d o nce mater i a l developments a r c repo 11 cd . • HLRH will during the first 30 days of t hisa,, . , . ecmcnt u ndertake an analys i s of K ITI . financia l s and a l l ope r ating metrics in d elail and keep u p d ated o n t h ese metr i cs allowing interac t ions witn new and current investors and articula ting the necessary information to assist professionals in comp l et i ns their d u e di li gence . • HJRH sha ll handle investor requests for t imely infom 1 a tion fulfillment via the telephone an d e mail . HJRH wi . 11 have a knowledgeable senior profoss i ona l avai la b l e d ur i n g m arket ho u rs to field and respond to a . II in vestor inquir i es and update the sha r eho lder database accor din g l y . T h is i s a t im e i nt e n s i ve service that a ll ows manageme nt to foc us on execut i ng while showing the Company i s shareholder friendly . ir,d proac i t ve in its communica i ton effo r b . 2

Ma rkel Intelligence / Pere T ra cl<lng

As part of our effort, HIRH wo uld take responsibility of mooiiori.og the newswires and industry publications in real-time for any relevant news, events or stories involvingKITL, the overall industry or its peers. Duringour fo,t month, wewill review and outline with management the key topics and peers thatshoudl be included in intelligencemonitoring cffortS.

In addition, during earnings season, HfRHwi1l take an activerole reviewing, analyzingand tracking the quarterly reports of KJTL's rcleva m peers. HIJUi can be counted on tosend management a summary of peer earnings releas,es key themes and messaging andal1 supportingma1erials.

The Financial Press

HTRH wi ll assis t executive managemeot io drafting and supp, o t ing KJTL i,n folivcring ,;ompMe press releases on all material events as deemed by UeCompany to the investing public. Executive Management and corporate coul1slc, when required by KITL's press release policy and procedures, will approve all press releases before they are sent to the wire. We have negotiated volume discounts with a top-tier wire service vendor and shall pai;s through those s ignificantly discounted pricing plans on a wide range of servicesto KJTL.

At Company's discretion, H!RH wjjj dissem inate news releases through e-ma il to our established database of fuiancial professionals including: special ituation analysts, brokers, fund managers, individual investors,money managers, and current or prospective individualshareholders who are already invested or have expressed an interest in KITL .

Pu blic Market fnsigbt

Paramount to our collective cffortS, HJRH will discuss with executive management the importance of establishing conservative expectations and how various corporate aclions may t-e perceived and impact the public market. IIIRH has the capability to help assess acquisition candidates, disc uss the financial impacts, in addition to the longer tenn implications. We will assist executive management in understanding the life cycle of the financial markets and how KITL is impacted directly and indirectly by different variables.

The Team al HIRH leverages its collective expertise gaioed through representing over 200 public compa nies to help oui- clients understand expectations, valuations, perceptions, and investment methodologies utilized by investment professionals. We believe tlis co nsulting aspect of our business is extremely valuablefor management to optimize keyopportunitiesand toavoid pitfalls.

ID. LNITIAL MARKETING OUTLOOK & DETAiLED AGENDA

HIRH will incorporate all of the initiativesand services outlined above aod build a monthly agenda that Km management will approveand collectively work off of. In addi tion, HfRH shall provide progress reports to senior management when appropriate to evaluate achiev, e nents and make chang -s to the plail where necessru.y.

P rofessionalInvestment Community Awareness

3

The key focus is will be finding the proper audience of micro-cap focused, valuedriven investors whocan invest in a company with your profile.Because of this, proactiveourreachto well-targeted investorsand analysts will be a vitalcomponent of our program.

For most micro-cap companies, the audience of potential investors is limited and accessing them can be challenging. Finding the right investorat the right time, andmaking sureyour pilcb" mirrorsdie uriique approach ofeach investor iscritical to attracting long-term shareholders, ct'eating reasonable liquidity and drivingshareholder value.

HIRH has one of the most successfultrack records for introducing investors and we maintain the strongest network of micro-cap i.nveslors in the business. We consistently put our clients in front of investorswho can take action immediately, and not when the client is larger or ful lber along thecorporate lifecycle.

We target investorsin our networkfor newclienrs using the following criteria:

- A track record of similar investments made oradded to in tlie pastsixmonths
- A high level of pre-qualified inlcrest basedon HIRH's phone conversations
- And most important: a history with, and an understanding of, the investor, based ou interactions between that inves'tor and previous HIRH clients.

This outcome of our pmcess is a highly targeted list of potential investors with a high likelihood of interest. We then make introductions. cultivate the interest, and arrange forface-to-faceor conference call meetings. Finally, we prepare manage1 l lcnt for this interaction, making sure the c lie nt understands die iniportant criteria each contact will utilize in the evaluation. This approach has been proven to de liver results in the short-tenn (hig)l.er qualify meet ings for management.) as well as over the Jong-term (liquidity, a dive rse shareho lder base and improved valuations.)

All interested parties will beconti.l)ually updated of the Company's progress via phone conversations and through our e-mail list for news releases.

Tn addition, HIRH will screen all investment firms for upcomnig financial conferences, which would be appropriate forKITL. HIRH will work through the proper channels with lbc goal of receiving invitations for managementto present at four to six relevant conferences per year and ensuring that management's time is maximized with strongschedulesat those co,ucrcnccsthat they attend.

JV. CONTRACTUAL R F.I.ATIONSHTP

fn performing services under this proposal, HIRH shall operateas, andhave the Status of, an independent c.ontractor. HIRH agrees that all information disclosed to it about the KrfVs products, processes and services are the sole property of KJTL. and it will not assert any rights of imy confidential o r proprietary inf<Jrmationor material, nor will it directly or indirectly. except as required intheconduct of itsduties.

V. TERM

This agreement shall remain in effect for a period commencing on the Effective Dale of May 15, 2020 with a twelve (12) month minimum guaranteedcommitment, cancellable therea!ler on a 30 days' notice by either party. After tlie initial twelve { 12)months, botli parties will negotiate in good faith regarding future compensation and term. In die event that HIRH commits any material breach or violationof rhe provisions of a written Agreement between HIRH and KJTL, then, the Company has the righttotenninate its relationship with HIRH anytimeduringthe Tenn. KITL warrants that it will provide its best efforts iu

4

complying with H!RH in the perfonnance of its duties and obligat ions and to not unreasonably withhold information or ae<ess of K ffL's executive management which could cause HIRH to not fulfill its duties under its obligations herewith.

VI. COMPENSATION

Regarding compensation, it is our intention to propose parameters tJ1a1arc murually acceptable to both KITL and HIRH in order to accomplish our collective miss ion. Based on a commitmem of resources necessary to perfonn successfully on behalfof KITL. HIRH proposes the foUowing compensation terms:

- Equi1)': 2,000,000 Million shares of Rule 144 restricted stock due upon the execution of the agreement. This agreement will remain ineffect for a 12 months period.

- Expenses: Only expenses tbat would ordinarily be incurred by the Client will be bille-d ck on a monthly basis. Applicable n':hnbursernents'tQlllll1ilt filde: cr-e. tioo·,t>ri•.1\ingand· postage for investor packages, fees fornews wireservices, and foes for fax-broadcas\iog news releases. Any packages requiringadditional photocopying/printing will be billed back to the Client at cosr (with no mark-ul>). Any cxtraordin, a yi(cms, such a:; broker lunch presentations, air travel, hotel, ground transportaiion or media campaigns, etc. shall be paid by the Client.

VII. PRIOR RESTRICTION

H(RH represents to the Company that it is not subject 10, or bound by, any agreement which setS fon b or contains any provision, the existence or enforcement of which would in any way restrict or hinder HIRH from performing 1he services on behalf of the Company that HIRH is herein ag;ee.ing to perfo1m.

VIII- ASSIGNMENT

This Agreement is personal to HTRH and may not be assigned in any way by HIRH without the prior written consent of the Company. Subje<t to the foregoing, the rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, legatees, successors and permitted assigns of HIRH, and upon thesue<:essors and assigns of the Company.

IX. CONFIDF.NTfALITY

Except as required by law or court order, HIRH will keepconfidentialany trade secrets orconfidential or proprietary info1malio n of the Company which are now known to HIRH or which hereinafter may become knom1 to BIRII and I llR.H s hall not at any time directly or indireclly disclose or permit to be discJo;ed any such information to any person, finn, orcorporation or other entity, or use the same in any way other than in connection wilh the business of the Company and in any case only wilh prior written permission of KITL. For purposes of this Agreement, " lrade secrets or confidential or proprietary infonnation" includes information unique to or about the Company including but not limited to its business and is not known orgenerallyavailable to tllcpublic.

HIR!I shall return to Company all information and property of Company promplty upon termination or expiration of this Agreement. This includes but is not limited to, shareholder lists, investo r packages, annual reports, annual budgets, and any other documentation tllat was generated by or for KITL during ourcon1rac1lueangagement.

5

GOVE RNI NGLAW; VFNUF.; OF.FAULT x . 10.1 111is Ag11..'<.:mCnl shall b e governed by I.he l aws of tl1e state of Arizona, wit11out rega r d to its co n flic t of law provisions . Any cla i m or co n troversy arising under or related to a n y of the provis i ons of th i s Agreement shall be brought o nl y in the state or federal courts sining in Arizona . Eac h of th e parti e s hereto c onsents to the persona l j u ri sdiction of the aforementioned courts and agrees not to raise any object i on to the laying of venue therein i nclud i ng, without l i mitation, any cla i m of fonim non c o n ve ni ens . 2. In the event that fllRH commits any material breach of any provision of this Agreeme n t, as determined by the Company i n good fa i th, the Company may, by inj u nctive action, compe l H . iRH to comply with, or r estrai n HIRH from v i olati ng,such prov i sion, a n d, in addition, and Ml i n the al t ernative, th e Company shall be entitle d to dec l are HI R H in defau l t hcreu n d r an d to terminate t h is Agree m ent and any further payments here u nder . H IR . H agree, ; to indem n ify , hold harmless and defend the Comp a ny, its direc t ors, otlicers , employees and agents from and aga i nst any aJ 1 d all claims , ac t ions, pr ocee d ings, los s es, li ab il ities, costsand expenses (inc l uding wit h out limita t ion, reasonable attorneys' fees) i ncu , Ted by any of them i n c onnection w i th,as a rc s 11 lt of andlor d u e to anyactions o r i n act i ons and/or missta te me nt s b y HIRll, its officers, age n ts and /or emp l oyees regarding andlot on behalf of t h e Com p any w!Jetlic r in co n nect i on with HIRH's perform a nce of its obligations a n d/or rendering of services pursuant to this Agreement orotbe r wise . 3. S i nce HIR . H m u st at all times rely upon the accuracy and completeness of i nfo r ma t ion supplie d to it by the Company ' s officers, di r e tors, agcnLS . and em p loyees, t he Company agrees to indctllni f y, hold harmless, aJ 1 d defend I URI!, its officers, agents , and e mp l oyees at the Com p any's expense, against any proceeding or suit which may arise out of and/or be due to any materia l misrepresentation in such i nfonnation supplied by the Company to HIRH ( or any material omission by the Company that caused suchs u pplied informatio n to be materially mis l eading) . XI . SEVERABI LI TY AND REFORMATION If any provision of this Agreement is he l d to be i llegal,inva li d, or unenforceab l e under present or future l aw, such provision sha JJ be fu ll y severable, and this Agreement shall be construe d an d enforced a s if such illegal . invalid or unenforceable provis i on we r e never 3 part hereof : and the remaining provi i sons shall remain i n full forceand shall not beaffected by the illega l , inva l id, or unenforceable p r ovision, or by i t s severance ; . but in any su c h event t h is Agreement shall be co n strued to give effec t to the sevci - ed provision to theexte n t l ega lly pe r missi b le . Xlt NOT I CES An y notices r e qu in> . d by this Agreement shall (i) be rnade i n writing and d e li vered to the party to whom i t is addressed by hand de li ve ry , by cert i fied ma il , re t urn recei p t req u ested, wi tl 1 adequate pos t age prepa i d, o r byco u rier delivery service ( i ncl u d in g majo r overn i ght de li very compa n i es s uc h as Federal Exp r es s and Airborne), ( ii ) be deemed given when received , an d (iii) i n the case of the Compa , ny be m ail ed to i ts pr inc i pal office at 80 SW 8 '' Stre , e t S u ite 200 , Miami, l'L 33130 and in the case of HJRH, b e maile d l o HIR Ho ld i n gs , LLC, 1 5879 N . 80 th St r eet, Suite 204 , Sc - 0 ttsdalc, A 7 . 852 - 60 . Xlll . MISCE L LANEOUS

1.This Agreement may not CO amended, except by a written instnnnent signed and delivered by eachof the parties hereto.

2.This Agreement constitutes theentire understanding between the parties hereto with respect to the subject matter hereof, and all other agreements relating to the subject matter hereof are hereby superseded.

3.This Agreement may beexecuted in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by facsimile transmission or by e-mail delivery of a ".pdf" format dam file, shall be given the same legal force and effect as original signan,res.

Jn Wimess Whereof, th parties have executed tltis Consu lii1g Ag'l:-:emcnt as of the day and year first **abovewlitten.**

AGREED:

HIR Holdings, LLC

By: ______________________

Mr. Cameron Donahue, Partner

Kisses from Italy, Inc.

By: ______________________

Mr. Claudio Ferri, CEO & CFO

7